UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2008

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky		40223
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 8, 2008, HCP, Inc. (“HCP”) filed a motion requesting permission from the United States District Court for the Western District of Kentucky to add a counterclaim against Ventas, Inc. (the “Company”). The motion filed by HCP alleges that the Company is the successor to Sunrise Senior Living Real Estate Investment Trust (“Sunrise REIT”) and that Sunrise REIT failed to conduct a fair auction when it put itself up for sale in 2006. The motion follows the lawsuit filed by the Company in May 2007 against HCP asserting claims of tortious interference with contract and tortious interference with prospective business advantage. The Company intends to vigorously contest the motion and the substance of the allegations in the counterclaim filed by HCP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: April 9, 2008	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief
Administrative Officer, General
Counsel and Corporate Secretary